                                                                    EXHIBIT 21.1

                              List of Subsidiaries


Name                                              Jurisdiction of Incorporation
----                                              -----------------------------
Discovery Partners International AG                       Switzerland

ChemRx Advanced Technologies, Inc.                        Delaware

Structural Proteomics, Inc.                               New Jersey

Systems Integration Drug Discovery Company, Inc.          Arizona

Xenometrix, Inc.                                          Delaware

Irori Europe, Ltd.                                        United Kingdom